Exhibit 99.1
NEWS RELEASE

                    Contact: David E. Bosher, Vice President and Treasurer (analysts)
                                (804) 287-5685
                                Teri Schrettenbrunner,   Director  of  Public
                                Relations (media)
                               (804) 287-6260

                  CADMUS COMMUNICATIONS CORPORATION REPORTS
                      FISCAL 1999 SECOND QUARTER RESULTS

RICHMOND, VA, January 26, 1999 -- Cadmus Communications Corporation (NASDAQ NMS:
CDMS) today announced results for its fiscal second quarter ended December 31, 1998. Financial highlights were as follows:

o        Net income rose 7% to $3.1 million, or $.39 per diluted share.

o        Sales rose 13% to $108.8 million.

o Operating income rose 10% to $7.4 million and earnings before interest, taxes, depreciation, and amortization (EBITDA) rose 8% to $12.0 million.

o Free cash flow (cash flow before financing activities and acquisitions) totaled $7.1 million in the second quarter of 1999 compared to $4.7 million in 1998.

o Operating performance was affected by continued softness in financial communications and gross margin pressure in the point of purchase group.

C. Stephenson Gillispie, Jr., chairman, president and chief executive officer, stated, "For our second quarter, we achieved strong revenue growth, particularly in our Marketing Communications sector, and we experienced continued earnings improvement and margin expansion in our Professional Communications sector. In addition, we generated strong free cash flow and produced another quarter of growth in EBITDA. However, as we expected, these solid performances were partially offset by continued profitability issues in our financial communications and point of purchase groups. Financial communications was impacted again this quarter by the downturn and volatility in capital markets activity, while our point of purchase group continued to experience gross margin pressure associated with the integration of Germersheim, Inc., which we acquired in fiscal 1998."

Gillispie added, "We are committed to resolving these challenges and achieving improved profitability in the second half of our fiscal year. We are determined to build on our strong fiscal 1998 performance. To that end, we are working very aggressively to address the difficulties in our POP unit. In addition, assuming the U.S. capital markets continue their recovery, we would anticipate that our financial communications group will become more profitable in the second half of fiscal 1999. In the interim, however, we have implemented a number of steps aimed at controlling costs in each of our businesses, reduced expenses related to incentive compensation and related benefits to reflect our softer than planned year-to-date performance, and focused our management team even more squarely on achieving improved performance and profitability in our fiscal third and fourth quarters."

Fiscal Second Quarter Operating Results - Detailed Review
---------------------------------------------------------

Net income for the second quarter rose 7% to $3.1 million, or $.39 per diluted share, for the period ended December 31, 1998, compared to net income of $2.9 million, or $.36 per diluted share last year. There were 8,046,000 weighted-average shares outstanding for the second quarter of fiscal 1999, compared to 8,135,000 weighted-average shares outstanding for the same period of last year.


Second quarter sales were a record $108.8 million, up 13% from sales of $96.0 million posted in the second quarter of fiscal 1998. Sales for the Professional Communications sector rose 3% due to continued growth in journal services. In the Marketing Communications sector, sales rose 25%, as the acquisition of Germersheim and strong growth from the Company's packaging and promotional, graphic solutions, and technology solutions groups offset lower financial communications and tactical marketing sales.

Despite reduced profitability from the Company's financial communications and point of purchase groups, operating income rose 10% in the second quarter to $7.4 million from $6.8 million last year. The Company's operating margin declined as a percent of sales to 6.8% from 7.1% last year.

Fiscal Year-to-Date Operating Results
-------------------------------------

Net income for the six months ended December 31, 1998 was $5.7 million, or $.70 per diluted share, compared to $5.0 million, or $.61 per diluted share, for the same period last year. Weighted average shares outstanding were 8,126,000 and 8,122,000 for years 1999 and 1998, respectively.

Sales for the first six months of fiscal 1999 rose 11% to $208.6 million from $188.4 million in fiscal 1998. Professional Communications sales rose 2% while Marketing Communications sales registered a 22% increase. Operating income for the first six months of fiscal 1999 rose 12% to $14.0 million from $12.5 million in fiscal 1998.

Company Description

Cadmus Communications Corporation provides customers with integrated, end-to-end information and communications solutions. The Company is organized around two primary business sectors: Professional Communications serving customers who publish information, and Marketing Communications serving customers who convey marketing messages. Cadmus' services include advertising, catalog services, commercial printing, custom publishing, direct marketing, financial communications, journal and magazine services, point of purchase, specialty packaging, and software duplication. Headquartered in Richmond, Virginia, Cadmus is the 22nd largest graphic communications company in North America.


------------------------------------------------------------------------------

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

Information in this release relating to Cadmus' future prospects and performance are "forward-looking statements" and, as such, are subject to certain risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to: (1) continuing competitive pricing in the markets in which the Company competes, (2) the ability of the Company to retain management and employees in light of lower than planned incentives, (3) the gain or loss of significant customers or the decrease in demand from existing customers, (4) the ability of the Company to continue to obtain improved efficiencies and lower overall production costs, (5) changes in the Company's product sales mix, (6) the effective integration of recent acquisitions, (7) the performance of new management and leadership teams in the Company and its divisions, (8) the impact of industry consolidation among key customers, and (9) a rebound in the U.S. capital markets.

                   **(See attached financial highlights)**

              CADMUS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share data)
                                 (Unaudited)


                                    Three Months Ended       Six Months Ended
                                       December 31,            December 31,
                                    --------------------    --------------------

                                     1998        1997        1998        1997
                                    -------     --------    --------    --------


Net sales                          $108,811    $ 96,048    $208,595    $188,410

Operating expenses:
   Cost of sales                    87,280       74,381     166,399     146,195
   Selling and administrative       14,085       14,867      28,148      29,725
                                    ------       ------     -------     -------
                                    101,365      89,248     194,547     175,920

Operating income                     7,446        6,800      14,048      12,490

Interest and other expenses:
   Interest                          2,064        1,861       4,207       3,794
   Other, net                          307          248         650         640
                                     -----        -----       -----       -----
                                     2,371        2,109       4,857       4,434

Income before income taxes           5,075        4,691       9,191       8,056

Income taxes                         1,954        1,772       3,539       3,101
                                     -----        -----       -----       -----


Net income                         $ 3,121     $  2,919    $  5,652    $  4,955
                                    ======      =======     =======     =======


Net income per share, assuming     $   .39     $    .36    $    .70    $    .61
dilution                            ======     ========    ========    ========


Weighted-average common shares       8,046        8,135       8,126       8,122
    outstanding                     ======     ========    ========     =======



                             SELECTED HIGHLIGHTS
              (In thousands, except per share data and percents)
                                 (Unaudited)

                                           Three Months Ended      Six Months Ended
                                              December 31,           December 31,
                                          ---------------------   --------------------

                                           1998        1997        1998        1997
                                          -------     --------    --------    --------

Operating income                         $ 7,446     $  6,800    $ 14,048    $ 12,490
Net income                                 3,121        2,919       5,652       4,955
Depreciation & amortization expense        4,838        4,573       9,711       9,053
EBITDA                                    11,977       11,125      23,109      20,903
Percent to net sales:
   Gross profit                             19.8%        22.6%       20.2%       22.4%
   Selling, general and                     12.9%        15.5%       13.5%       15.8%
     administrative expenses
   Operating income                          6.8%         7.1%        6.7%        6.6%
   EBITDA                                   11.0%        11.6%       11.1%       11.1%
Earnings per share, assuming dilution    $   .39     $    .36    $    .70    $    .61




                     CONDENSED CONSOLIDATED BALANCE SHEET
                                (In thousands)

                                                    December 31,       June 30,
                                                    (unaudited)          1998
                                                   ------------     -----------
Assets:
   Cash and cash equivalents                    $          287    $        --
   Accounts receivable, net                             78,209          70,571
   Inventories                                          30,277          25,610
   Other current assets                                  8,225           7,939
   Property plant and equipment, net                   132,658         133,836
   Goodwill and other intangibles (net), and            53,491          53,796
    other assets
                                                   -----------      ----------

Total assets                                    $      303,147    $    291,752
                                                   ===========      ==========

Liabilities and shareholders' equity:
   Short-term borrowings and current
      maturities of long-term debt              $        9,615    $      8,531
   Other current liabilities                            59,030          64,652
   Long-term debt, less current maturities             102,375          93,224
   Other long-term liabilities                          19,327          15,529
   Shareholders'equity                                 112,800         109,816
                                                   -----------      ----------

Total liabilities and shareholders' equity      $      303,147    $    291,752
                                                   ===========      ==========